Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan of Alexza Pharmaceuticals, Inc. of our report dated March 26, 2013, with respect to the consolidated financial statements of Alexza Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

May 29, 2013